                                                                      EXHIBIT 23

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors

General Motors Corporation:


     We consent to the incorporation by reference of our reports dated January 29, 1996 appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1995, as amended, in the following Registration Statements:


           REGISTRATION
FORM      STATEMENT NO.                                   DESCRIPTION
- -----   ------------------   ---------------------------------------------------------------------
S-3     33-41557             General Motors Corporation Debt Securities
S-3     33-64229             General Motors Corporation Debt Securities
S-3     33-47343             General Motors Corporation $1 2/3 Par Value Common Stock
        (Post-Effective
        Amendment No. 1)
S-3     33-49035             General Motors Corporation $1 2/3 Par Value Common Stock
        (Amendment No. 1)
S-3     33-56671             General Motors Corporation $1 2/3 Par Value Common Stock
        (Amendment No. 1)
S-3     33-49309             General Motors Corporation Dividend Reinvestment Plan
S-8     33-56753             The General Motors Personal Savings Plan for Hourly-Rate Employees in
                               the United States
S-8     33-54841             General Motors Amended 1987 Stock Incentive Plan
S-8     33-64197             General Motors Savings-Stock Purchase Program for Salaried Employees
                               in the United States
S-8     2-94690              1984 Electronic Data Systems Corporation Stock Purchase Plan
        (Post-Effective
        Amendment No. 1)
S-8     2-94691              1984 Electronic Data Systems Corporation Stock Incentive Plan
        (Post-Effective
        Amendment No. 1)
S-8     33-64681             EDS Deferred Compensation Plan
S-8     33-54833             EDS Puerto Rico Savings Plan
S-8     33-32322             Hughes Aircraft Company Salaried Employees' Thrift and Savings Plan
                             Hughes Aircraft Company Tucson Bargaining Employees' Thrift and
                               Savings Plan
                             Hughes Aircraft Company California Hourly Employees' Thrift and
                               Savings Plan
                             Hughes Thrift and Savings Plan
S-8     33-54835             The GMAC Mortgage Corporation Savings Incentive Plan
S-8     33-64199             Hughes Electronics Corporation Incentive Plan
S-8     33-64691             Saturn Individual Savings Plan for Represented Members
S-8     33-64693             Saturn Personal Choices Savings Plan for Non-Represented Members
S-8     33-28714             Marketing & Systems Development Corporation 1985 Incentive Stock
                               Option Plan

/s/ DELOITTE & TOUCHE LLP
- ------------------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan

April 16, 1996


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